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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES




                                                   Sovereign power
                                                   under the laws of
  Name of Subsidiary*                              which organized
  ------------------------                         ---------------
Cercoa, Inc.                                       Florida
Ferro Corporation (Australia) Pty. Ltd.            Australia
   Fletcher Chemical Company, Ltd.                 Australia
   Ferro Corporation New Zealand Pty. Ltd.         New Zealand
Ferro Industrial Products Ltd.                     Canada
Ferro (Great Britain) Ltd.                         United Kingdom
Ferro B.V.                                         The Netherlands
   Ferro (Holland) B.V.                            The Netherlands
   Ferro France S.a R.L.                           France
   Eurostar S.A.                                   France
   Ferro Chemicals S.A.                            France
   Metal Portuguesa S.A. (51 %)                    Portugal
   Ruhr-Pulverlack G.m.b.H.                        Germany
   Ferro Plastics (Germany) G.m.b.H.               Germany
   Ferro (Deutschland) G.m.b.H.                    Germany
   Ferro (Italia) S.R.L.                           Italy
   Ecotech Italia, S.p. A. (51 %)                  Italy
   Ferro Toyo Co., Ltd. (60%)                      Taiwan,Republic
                                                     of China
Ferro Enamel do Brasil, I.C.L.                     Brazil
Ferro Mexicana S.A. de C.V.                        Mexico
Ferro Enamel Argentina S .A.I.C .y M .             Argentina
Ferro Far East, Ltd.                               Hong Kong
Ferro Enamel Espanola S.A.                         Spain
Ferro Industrial Products Limited                  Taiwan,Republic
                                                     of China
Nissan Ferro Organic Chemical Co. Ltd. (51 %)      Japan
PT Ferro Mas Dinamika (55%)                        Indonesia
-------------------------------
*    Percentages in parentheses indicate Ferro's ownership.

                 Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.